UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2026

Nu-Med Plus, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Belle Terre Building 2E Port Jefferson, NY	11777
(Address of Principal Executive Offices)	(Zip Code)

(631) 403-4337
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement Subscriptions

On October 19, 2026, Nu-Med Plus, Inc. (the “
Company
”, “
we
” and “
us
”) entered into Subscription Agreements with two accredited investors (the “
Investors
”), pursuant to which the Investors purchased an aggregate of 171,232 shares of Series A Preferred Stock of the Company, for an aggregate of $450,000, or $2.628 per share of Series A Preferred Stock.

The Subscription Agreements included customary representations and warranties of the Investors and the Company, and granted the Investors piggy-back registration rights, providing the Investors the right to have the shares of common stock issuable upon conversion of the Series A Preferred Stock shares they purchased included in any resale registration statement relating to a secondary offering that the Company may file in the two years following the subscription date, subject to certain customary requirements.

The description of the Subscription Agreements above is not complete and is qualified in its entirety by the full text of the form of Subscription Agreement, a copy of which is attached hereto as
Exhibit 10.1
 and incorporated by reference into this
Item 1.01
 in its entirety.

The shares offered and sold pursuant to the Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “
Securities Act
”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in
Item 1.01
 above is incorporated by reference into this
Item 3.02
in its entirety.

On October 19, 2026, the Company issued an individual consultant 50,000 shares of Series A Preferred Stock in consideration for services rendered.

The Company claims an exemption from registration for the issuance of the shares to Investors (as discussed in
Item 1.01
, above) and the consultant, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the offer and sale of such shares did not involve a public offering and the recipients were each an “
accredited investor
” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No sales commissions were paid in connection with the sales of these securities.

In the event the shares of Series A Preferred Stock sold to the Investors were converted in full, and without regard to any beneficial ownership limitation contained therein, a total of 3,424,640 shares of common stock would be issuable upon conversion thereof, which conversion ratio is not adjusted in the event of any future reverse stock split of the Company.

In the event the shares of Series A Preferred Stock sold to the consultant were converted in full, and without regard to any beneficial ownership limitation contained therein, a total of 1,000,000 shares of common stock would be issuable upon conversion thereof, which conversion ratio is not adjusted in the event of any future reverse stock split of the Company.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1*	Form of Nu-Med Plus, Inc. Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NU-MED PLUS, INC.

Date: October 20, 2026	By:	/s/ William Hayde
William Hayde
Chief Executive Officer

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